Exhibit 4.1

CONSENT

THIS CONSENT (this “Consent”) dated as of July 30, 2004 to the Credit Agreement referenced below is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H

WHEREAS, a $250 million credit facility has been extended to the Borrower pursuant to the terms of that Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the “Credit Agreement”) dated as of April 11, 2003 by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and

WHEREAS, the Borrower has requested that the Required Lenders consent to the redemption of the 2001 Senior Subordinated Notes and the Required Lenders have agreed to provide the requested consent on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Consent. The Borrower has advised the Lenders that the Borrower is contemplating calling the 2001 Senior Subordinated Notes. The Borrower has further advised the Lenders that the Borrower is contemplating in the alternative offering to pay a premium to holders of the 2001 Subordinated Notes as an incentive to convert such holders’ 2001 Senior Subordinated Notes to common stock of the Borrower. Section 8.12 of the Credit Agreement prohibits the redemption of the 2001 Senior Subordinated Notes and the payment of a premium to the holders of the 2001 Senior Subordinated Notes in connection with a conversion of the 2001 Senior Subordinated Notes to common stock of the Borrower (the redemption and/or the payment of the premium are the “Proposed Transactions”). By execution hereof, the Required Lenders consent to the consummation of the Proposed Transactions at any time after the date hereof, provided that (a) as of the close of trading (excluding after hours trading) for the common stock of the Borrower immediately preceding the date the Borrower provides the call notice to the holders of the 2001 Senior Subordinated Notes, the per share price of the common stock of the Borrower shall exceed $32.29 and (b) after giving effect to the Proposed Transactions on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

3. Conditions Precedent. This Consent shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Consent executed by the Borrower, the Guarantors and the Required Lenders.

4. Reaffirmation of Representations and Warranties. The Borrower represents and warrants that the representations and warranties set forth in the Loan Documents are true and correct as of the date hereof (except those that expressly relate to an earlier period).

5. Reaffirmation of Guaranty. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Consent, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Consent and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement or the other Loan Documents.

6. Reaffirmation of Security Interests. The Borrower and each Guarantor (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Consent shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

7. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8. Counterparts. This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Consent to produce or account for more than one such counterpart.

9. Governing Law. This Consent shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC.
a Wisconsin corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Chief Financial Officer

GUARANTORS:	CHILDCRAFT EDUCATION CORP.,
a New York corporation
CLASSROOMDIRECT.COM, LLC,
a Delaware limited liability company
BIRD-IN-HAND WOODWORKS, INC.,
a New Jersey corporation
SPORTIME, LLC,
a Delaware limited liability company
GLOBAL VIDEO, LLC,
a Wisconsin limited liability company
PREMIER AGENDAS, INC.,
a Washington corporation
FREY SCIENTIFIC, INC.,
a Delaware corporation
AMALGAMATED WIDGETS, INC.,
a Wisconsin corporation
SAX ARTS & CRAFTS, INC.,
a Delaware corporation
CALIFONE INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Treasurer

[Signature Pages Continue]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Cassandra McCain
	Name:	Cassandra McCain
	Title:	Officer

LENDER:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Casey Cosgrove
	Name:	Casey Cosgrove
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Karen Weathers
	Name:	Karen Weathers
	Title:	Vice President

LASALLE BANK, NATIONAL ASSOCIATION

	By:	/s/ Lou D. Banach
	Name:	Lou D. Banach
	Title:	Senior Vice President

M&I MARSHALL & ILSLEY BANK

	By:	/s/ Leo D. Freeman
	Name:	Leo D. Freeman
	Title:	Vice President

BANK ONE, NA

	By:	/s/ Anthony F. Maggiore
	Name:	Anthony F. Maggiore
	Title:	Managing Director, Capital Markets

HARRIS TRUST & SAVINGS BANK

	By:	/s/ Ronald V. Redd
	Name:	Ronald V. Redd
	Title:	Vice President

[Signature Pages Continue]

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

By:	/s/ Tiffany Cozzolino
Name:	Tiffany Cozzolino
Title:	Vice President

ASSOCIATED BANK, N.A.

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Christine Davis
Name:	Christine Davis
Title:	Vice President

ST. FRANCIS BANK

By:	/s/ Paul W. Jelacic
Name:	Paul W. Jelacic
Title:	Vice President

BANK OF SCOTLAND

By:	/s/ Amena Nabi
Name:	Amena Nabi
Title:	Assistant Vice President